Exhibit 10.9

December 1, 2020

Dr. Steven Brooks

4 Deer Creek Court

Reisterstown, MD 21136

Dear Steve:

We would like to offer you the position as Chief Medical Officer for Marizyme, Inc. effective December 1, 2020. The position will pay $300,000 annually, an annual discretionary bonus of potentially 25% of base salary based upon discretionary objectives to be outlined, and 40,000 stock options. The Company will also provide a benefit package to include health, dental, vision and insurances coverage.

We look forward to you joining the Marizyme team.

Sincerely,

/s/ Bruce Harmon
Bruce Harmon
CFO

Accepted by:

/s/ Steven Brooks
Dr. Steven Brooks

Pc:	Dr. Neil Campbell, CEO
Kari Jacobson, Controller

Marizyme, Inc.

225 Chimney Corner Lane, Suite 2001, Jupiter, FL 33458

561-935-9955 (O) 561-529-4248 (F)

www.marizyme.com